Exhibit 3.9

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:15 PM 12/28/1993
753362044 — 2365664
CERTIFICATE OF INCORPORATION
OF
TRINITECH SYSTEMS INTERNATIONAL, INC.
          The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated under the provisions of General Corporation Law of the State of Delaware, hereby certifies that:
          FIRST: The name of the corporation (hereinafter sometimes called the “Corporation”) is Trinitech Systems International, Inc.
          SECOND: The address including street, number, city and county of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, suite L-l00, City of Dover 19901, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.
          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
          FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is one thousand (1,000) shares of Common stock, each such share having a par value of $.001.
          FIFTH: The name and the mailing address of the incorporator is as follows:
Chris Christophorou
Olshan Grundman Frome & Rosenzweig
505 Park Avenue
New York, New York 10022
          SIXTH: The Corporation is to have perpetual existence.
          SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware way, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of §291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of §279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.
          EIGHTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of $102 of the General Corporation Law of the State of Delaware, as same may be amended and supplemented.
          NINTH: The Corporation shall, to the fullest extent permitted by §145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
          TENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article TENTH.
Signed on December 28, 1993

/s/ Chris Christophorou
Chris Christophorou
Sole Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:00 PM 05/29/2001
010255519 — 2365664
CERTIFICATE FOR RENEWAL AND REVIVAL
OF
CERTIFICATE OF INCORPORATION
OF
TRINITECH SYSTEMS INTERNATIONAL, INC.
TRINITECH SYSTEMS INTERNATIONAL, INC., a corporation organized under the laws of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on the 28th day of December, 1993 and the Certificate of Incorporation of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its Certificate of Incorporation and hereby certifies as follows:
FIRST: The name of this corporation is TRINITECH SYSTEMS INTERNATIONAL, INC.
SECOND: Its registered office in the State of Delaware is located at 615 South DuPont Highway, Dover, County of Kent, Delaware 19901 and the name of its registered agent at such address is National Corporate Research, Ltd.
THIRD: The date when the restoration, renewal, and revival of the Certificate of Incorporation of this Corporation is to commence is the 28th day of February, 2001, same being prior to the date of the expiration of the Certificate of Incorporation. This renewal and revival of the Certificate of Incorporation is to be perpetual.
FOURTH: This corporation was duly organized under the Laws of the State of Delaware and carried on the business authorized by its Certificate of Incorporation until the 1st day of March, 2001, at which time its Certificate of Incorporation became inoperative and void for non payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, said TRINITECH SYSTEMS INTERNATIONAL, INC. in compliance with Section 312 of Title 8 of the Delaware Code has caused this certificate to be signed by Peter K. Hansen this 29th day of May, 2001.

/s/ Peter K.Hansen
Peter K. Hansen
President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:00 PM 05/30/2001
010258147 — 2365664
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
TRINITECH SYSTEMS INTERNATIONAL, INC
Pursuant to section 242 of the
General Corporation Law of the state of Delaware
     TRINITECH SYSTEMS INTERNATIONAL, INC. (hereinafter called the “Corporation ”) a corporation organized and existing under and by virtue of the General corporation Law of the State of Delaware, does hereby , certify as follows:
          1. That Article FIRST of the Certificate of Incorporation of the Corporation shall be amended by deleting such Article In Its entirely and replacing it with the following;
“FIRST: The name of the corporation (hereinafter sometimes called the “Corporation”) is NYFIX Overseas Inc”
2.	That a resolution was duly adopted by unanimous written consent of (the directors of the Corporation , pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth the above- mentioned amendment to the certificate of incorporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent of the stockholders of the Corporation in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS, WHEREOF, the Corporation has caused this Certificates of Amendment to be signed on this 30th day of May, 2001.

TRINITECH SYSTEMS INTERNATIONAL, INC.
By:	/s/ Peter K. Hansen
Peter K. Hansen.
President

State of Delaware Secretary of State
Division of Corporations
Delivered 05:40 PM 09/28/2006
FILED 05:28 PM 09/28/2006
SRV 060897405 — 2365664 FILE
CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
NYFIX OVERSEAS NC.
Under Section 242 of the Delaware General Corporation Law
          NYFIX OVERSEAS INC., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “Corporation”) DOES HEREBY CERTIFY as follows:
          FIRST: The name of the Corporation is “NYFIX OVERSEAS INC.” The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on December 28, 1993, under the original name of “TRINITECH SYSTEMS INTERNATIONAL., INC.” The Corporation’s name was changed to “NYFIX OVERSEAS INC.” pursuant to the Certificate of Amendment filed with the Secretary of State on May 30, 2001.
          SECOND The amendment of the Certificate of Incorporation of the Corporation affected by this Certificate of Amendment is to change the name of the Corporation.
          THIRD: To accomplish the foregoing amendment, Article FIRST of the Certificate of Incorporation of the Corporation is deleted in its entirety, and the following new Article is substituted in lieu thereof:
          “FIRST: The name of the Corporation is GL TRADE OVERSEAS, INC.”
          FOURTH: This Certificate of Amendment has been duly authorized by the unanimous written consent of the Board of Directors of the Corporation and adopted by a majority of the stockholders of the Corporation.

By:	/s/ Patrick Tessier
	Name:	Patrick Tessier
	Title:	President

State of Delaware Secretary of State
Division of Corporations
Delivered 10:12 AM 04/13/2009
FILED 09:53 AM 04/13/2009
SRV 090354604 — 2365664 FILE
STATE OF DELAWARE
CERTIFICATE OF CHANGE
OF REGISTERED AGENT AND/OR
REGISTERED OFFICE
The Board of Directors of GL Trade Overseas, Inc. a Delaware Corporation, on this 6th day of April  , A.D. 2009 , do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Corporation Trust Center 1209 Orange Street, in the City of Wilmington, County of New Castle Zip Code 19801.
The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is THE CORPORATION TRUST COMPANY.
The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.
IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 6th day of April, A.D., 2009.

By:	/s/ Michael J. Ruane Authorized Officer
Name: Michael J. Ruane
Print or Type
Title: Vice President